                                                                   EXHIBIT 10.33


                           STOCK PURCHASE AGREEMENT



                                by and between


                           NTN COMMUNICATIONS, INC.



                                      and


                     ASSOCIATED VENTURES MANAGEMENT, INC.



                         Dated as of December 22, 1995

                               TABLE OF CONTENTS
                               -----------------


                                                         Page
                                                         ----
SECTION 1.  Sale and Purchase of LearnStar Common Stock...  1
     1.1  Sale and Purchase of LearnStar Common Stock.....  1
     1.2  Pledge Agreement................................  1

SECTION 2.  Representations and Warranties of NTN.........  1
     2.1  Title to Shares.................................  1
     2.2  Organization; Qualification.....................  1
     2.3  Corporate Power and Authorization;
           No Conflicts...................................  2
     2.4  Capitalization..................................  2
     2.5  Financial Information; Absence of
           Undisclosed Liabilities........................  2
     2.6  Absence of Certain Changes......................  2
     2.7  Title to Assets, Properties and Rights..........  3
     2.8  Intellectual Property Rights....................  4
     2.9  Litigation......................................  4
     2.10 Tax Matters.....................................  4
     2.11 ERISA Plans.....................................  5
     2.12 No Defaults.....................................  5

SECTION 3.  Representations and Warranties of Associated    5
     3.1  Investment Intent...............................  5
     3.2  Corporate Power and Authorization;
           No Conflicts...................................  6
     3.3  No Consent or Approval Required.................  6

SECTION 4.  Restriction on Transfer.......................  7

SECTION 5.  Remedies......................................  8

SECTION 6.  Successors and Assigns........................  8

SECTION 7.  Entire Agreement..............................  8

SECTION 8.  Amendment.....................................  8

SECTION 9.  Counterparts..................................  8

SECTION 10.  Confidentiality..............................  8

SECTION 11.  Headings.....................................  8

SECTION 12.  Nouns and Pronouns...........................  8

SECTION 13.  Governing Law................................  9

SECTION 14.  Jurisdiction and Forum.......................  9

                                      i.

Gentlemen:

     The undersigned, NTN Communications, Inc., a Delaware corporation ("NTN"), hereby agrees with Associated Ventures Management, Inc., a Delaware corporation ("Associated"), as follows:

SECTION 1.  Sale and Purchase of LearnStar Common Stock.
            -------------------------------------------

     1.1  Sale and Purchase of LearnStar Common Stock.  Concurrently with the
          -------------------------------------------
execution of this Agreement, NTN is selling and assigning to Associated, and Associated is purchasing and acquiring from NTN, 45,000 shares (the "Shares") of common stock, $.001 par value per share ("Common Stock"), of LearnStar, Inc., ("LearnStar") representing 45% of the outstanding shares of LearnStar Common Stock for an aggregate purchase price of $2,500,000. Payment shall be in the form of a non-interest bearing, non-recourse promissory note in the amount of $2,500,000 (the "Promissory Note"), in the form attached hereto as Exhibit A. The Promissory Note is payable as follows: $100,000 to be paid by January 30, 1996; $100,000 to be paid by April 15, 1996; $100,000 to be paid by July 15,
1996; $100,000 to be paid by October 15, 1996; and the remaining balance of $2,100,000 to be paid by January 30, 1997. The Promissory Note shall be secured by the Shares and a pledge and security agreement between NTN and Associated (the "Pledge Agreement") in the form attached hereto as Exhibit B. Associated hereby acknowledges receipt of one or more certificates evidencing the Shares against delivery by Associated of the Promissory Note, receipt of which is hereby acknowledged by NTN.

     1.2  Pledge Agreement.  Concurrently with the execution of this Agreement,
          ----------------
the parties also are entering into the Pledge Agreement.

SECTION 2.  Representations and Warranties of NTN.  NTN hereby represents and
            -------------------------------------
warrants to Associated as follows:

     2.1  Title to Shares.  NTN owns the Shares, of record and beneficially,
          ---------------
free and clear of all Encumbrances.

     2.2  Organization; Qualification.  LearnStar is a corporation duly
          ---------------------------
organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to transact business as a foreign corporation and is in good standing in those jurisdictions, if any, wherein the character of the property owned or leased or the nature of the activities conducted by LearnStar makes such qualification necessary, except where the failure to so qualify would not have a material adverse effect on the business, operations or financial condition of LearnStar (a "Material Adverse

                                      1.

Effect"). NTN has provided Associated with true, correct and complete copies of the Certificate of Incorporation and the Bylaws of LearnStar, in each case, as amended to, and as in effect on, the date hereof.

     2.3  Corporate Power and Authorization; No Conflicts.  NTN has the
          -----------------------------------------------
corporate power to execute, deliver and perform its obligations under this Agreement and to sell and deliver the Shares hereunder. The execution, delivery and performance by NTN of this Agreement have been duly authorized by all requisite corporate and shareholder action by NTN, and this Agreement constitutes a legal, valid and binding obligation of NTN, enforceable against NTN in accordance with its terms. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and compliance with the provisions hereof by NTN will not (a) violate or conflict with any provision of any Applicable Law (as defined in Section 3.2), or any Judgment (as defined in Section 3.2) of any Governmental Authority (as defined in Section 3.3) applicable to NTN or any of its properties or assets, or the Certificate of Incorporation or the Bylaws of NTN, or (b) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default (or give rise to any right of termination, cancellation or acceleration) under any material lease, license, franchise, contract, agreement, commitment, arrangement, understanding or instrument, oral or written, to which NTN is a party or by which its properties or assets are bound or affected.

     2.4  Capitalization.  The authorized capital stock of LearnStar consists of
          --------------
100,000 shares of Common Stock, all of which shares (including the Shares) have been validly issued and are outstanding, fully paid and nonassessable. There are no outstanding warrants, options, agreements, convertible securities or other commitments pursuant to which LearnStar is or may become obligated to issue any shares of the capital stock or other securities of LearnStar, and there are no preemptive or similar rights to purchase or otherwise acquire shares of the capital stock of LearnStar pursuant to any provision of law, the Certificate of Incorporation or the Bylaws of LearnStar or any agreement to which LearnStar is a party or otherwise.

     2.5  Financial Information; Absence of Undisclosed Liabilities.  Attached
          ---------------------------------------------------------
hereto as Schedule 2.5 is the unaudited balance sheet and related income statement of LearnStar as of September 30, 1995 (the "Balance Sheet"), which presents fairly the financial condition of LearnStar at that date.

     2.6  Absence of Certain Changes.  Since the date of the Balance Sheet,
          --------------------------
there has not been:

          (a) any material adverse change in the business, operations, assets, liabilities, results of operations,

                                      2.

condition (financial or otherwise), performance or prospects of LearnStar (a "Material Adverse Change");

          (b) any borrowing or agreement to borrow funds or any material liability incurred by LearnStar, other than current liabilities incurred in the ordinary course of business;

          (c) any material asset or property of LearnStar made subject to any Encumbrances (as defined in Section 2.7) of any kind;

          (d) any waiver of any material right of LearnStar, or the cancellation of any material debt or claim held by LearnStar;

          (e) any payment of dividends on, or other distributions with respect to, or any direct or indirect redemption or acquisition of, any shares of the capital stock of LearnStar, or any agreement or commitment therefor;

          (f) any issuance of any stock, bond or other security of LearnStar, or any agreement or commitment therefor (including, without limitation, options, warrants or rights or agreements or commitments to purchase such securities or grant such options, warrants or rights other than options issuable pursuant to LearnStar employee stock option plans or agreements);

          (g) any sale, assignment, pledge, license, mortgage or transfer of any tangible or intangible assets of LearnStar, except in the ordinary course of business;

          (h) any loan by LearnStar to any officer, director, employee, consultant or shareholder of LearnStar or other person, or any agreement or commitment therefor (other than advances to such persons in the ordinary course of business in connection with business expenses incurred on behalf of LearnStar);

          (i) any damage, destruction or casualty loss (whether or not covered by insurance) to any material assets or property of LearnStar; or

          (j)  any agreement entered into with respect to any of the foregoing.

     2.7  Title to Assets, Properties and Rights.  LearnStar has good and valid
          --------------------------------------
title to all of the material properties, interests in properties and assets, real, personal, intangible or mixed, reflected on the Balance Sheet as being owned by LearnStar or acquired after the date of the Balance Sheet (except inventory or other property sold or otherwise disposed of since such date, in the ordinary course of business and accounts receivable and notes receivable paid in full subsequent to such date), free and clear of all material mortgages, Judgments, claims, liens, security interests, pledges,

                                      3.

escrows, charges or other encumbrances of any kind or character whatsoever, except liens for current taxes not yet due and payable (collectively, "Encumbrances"). Any material assets or properties used or utilized by LearnStar which are not owned by LearnStar are leased or licensed to LearnStar under valid, binding and enforceable agreements in full force and effect.

     2.8  Intellectual Property Rights.  To the best knowledge of NTN (but
          ----------------------------
without having conducted any special investigation or patent search), LearnStar owns or possesses, has access to, or can become licensed on reasonable terms under, all material patents, inventions, trademarks, trade names, copyrights, licenses, trade secrets, information, proprietary rights and processes necessary for the lawful conduct of its business as now conducted and as proposed to be conducted, without any infringement of or conflict with the rights of others. LearnStar has taken reasonable measures to protect the secrecy, confidentiality and value of all material trade secrets, know-how, inventions, designs, processes, computer programs and technical data required for or incident to the development, manufacture, operation and sale of all products proposed to be sold by LearnStar.

     2.9  Litigation.  There is no material action, suit, claim, arbitration,
          ----------
proceeding or investigation at law or in equity or by or before any Governmental Authority now pending nor, to the best knowledge of NTN, threatened against or affecting LearnStar. There are no Judgments of any Governmental Authority to which LearnStar is a party or by which any of its properties or assets are bound.

     2.10 Tax Matters.  LearnStar has (a) filed all returns, declarations of
          -----------
estimated tax, tax reports, information returns and statements (collectively, the "Returns") required to be filed by it prior to the date hereof (other than those for which extensions shall have been granted prior to the date hereof) relating to any Taxes (as defined below) with respect to any income, properties or operations of LearnStar, and has paid all Taxes shown thereon to be due; (b) as of the time of filing, the Returns were complete and correct; (c) LearnStar has timely paid or made provisions for all Taxes payable for all periods and for any period that began on or before the date hereof and ends after the date hereof, to the extent such Taxes are attributable to the portion of any such period ending on or before the date hereof; (d) LearnStar is not delinquent in the payment of any Taxes, nor has it requested any extension of time within which to file any Return, which Return has not since been filed; (e) there are no pending tax audits of any Returns of LearnStar; (f) no tax liens have been filed and no deficiency or addition to Taxes, interest or penalties for any Taxes with respect to any income, properties or operations of LearnStar have been proposed, asserted or assessed in writing against LearnStar; (g) LearnStar has not granted any extension of the statute of limitations applicable to any Return or other Tax claim with respect to any income,

                                      4.

properties or operations of LearnStar. As used in this Agreement, the term "Tax" shall mean any of the Taxes and the term "Taxes" shall mean, with respect to any Person (as hereinafter defined), (i) all income taxes (including any tax on or based upon net income, or gross income, or income as specifically defined, or earnings, or profits, or selected items of income, earnings or profits) and all gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, documentary, property or windfall profits taxes, alternative or add-on minimum taxes, customs duties or other taxes, fees, levies, imposts, deductions, withholding assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign) on such person or entity, (ii) any liability for the payment of any amount of the type described in the immediately preceding clause (i) as a result of being a "transferee" (within the meaning of Section 6901 of the Code or any Applicable Law) of another person or entity or a member of an affiliated or combined group and (iii) all other liabilities with respect to any of the foregoing.

     2.11 ERISA Plans.  LearnStar does not maintain and is not a party to (and
          -----------
has never maintained or been a party to) any "employee welfare benefit plan" as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any "employee pension benefit plan" as defined in
Section 3(2) of ERISA, and LearnStar does not contribute (and has never contributed) to any "multiemployer plan" as defined in Section 3(37) of ERISA or "multiple employer plan" as defined in Section 413 of the Code.

     2.12 No Defaults.  LearnStar is not in default (i) under its Certificate
          -----------
of Incorporation or its Bylaws, or any material indenture, mortgage, lease, purchase or sales order, or other contract to which LearnStar is a party or by which LearnStar or any of its properties is bound or affected or (ii) with respect to any Judgment of any Governmental Authority. To the best knowledge of NTN, there exists no condition, event or act which constitutes, or which after notice, lapse of time or both, would constitute, a default under any of the foregoing.

SECTION 3.   Representations and Warranties of Associated.  Associated hereby
             --------------------------------------------
represents and warrants to NTN as follows:

     3.1  Investment Intent.
          -----------------

          (a) Associated is acquiring the Shares for its own account, for investment and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

          (b) Associated understands that the Shares have not been registered under the Securities Act and must be held by

                                      5.

Associated indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from registration thereunder.

          (c) Associated will not transfer the Shares except in compliance with this Agreement.

          (d) Associated has not employed any broker or finder in connection with the transactions contemplated by this Agreement.

          (e) Associated is experienced in the evaluation of businesses and investments, is able to fend for itself in the transactions contemplated by this Agreement, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Shares and this Agreement, and has the ability to bear the economic risks of such investment.

          (f) During the course of the transactions contemplated hereby and prior to the purchase of the Shares, Associated has had the opportunity to ask questions of and receive answers from LearnStar concerning LearnStar, LearnStar's business and its financial condition and prospects.

     3.2  Corporate Power and Authorization; No Conflicts.  Associated has the
          -----------------------------------------------
corporate power to execute, deliver and perform its obligations under this Agreement and to purchase and acquire the Shares hereunder. The execution, delivery and performance by Associated of this Agreement have been duly authorized by all requisite corporate and shareholder action by Associated, and this Agreement constitutes a legal, valid and binding obligation of Associated, enforceable against Associated in accordance with its terms. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and compliance with the provisions hereof by Associated will not (a) violate or conflict with any provision of any statute, rule or regulation by which Associated is bound (an "Applicable Law"), or any ruling, writ, injunction, order, judgment or decree (a "Judgment") of any Governmental Authority applicable to Associated or any of its properties or assets, or the Certificate of Incorporation or the Bylaws of Associated, (b) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default (or give rise to any right of termination, cancellation or acceleration) under any material lease, license, franchise, contract, agreement, commitment, arrangement, understanding or instrument, oral or written, to which Associated is a party or by which its properties or assets are bound or affected or (c) result in the creation or imposition of any material Encumbrance upon the properties or assets of Associated.

     3.3  No Consent or Approval Required.  No consent of any natural person,
          -------------------------------
company, partnership, joint venture, corpora-

                                      6.

tion, business trust, unincorporated organization or other entity (a "Person") and no consent, approval or authorization of, or declaration to or filing with, any federal, state, municipal or other government department, commission, board, bureau, agency or instrumentality, or any court, arbitral tribunal or arbitrator, and any non-governmental regulating body, to the extent that the rules and regulations or orders of such body have the force of law, in each case whether of the United States of America or any foreign country (a "Governmental Authority"), is or will be required for the valid authorization, execution and delivery by Associated of this Agreement or for the consummation of the transactions contemplated hereby, other than those consents, approvals, authorizations, declarations or filings which have been obtained or made, as the case may be.

SECTION 4.   Restriction on Transfer.
             -----------------------

          (a) The Shares shall not be sold, transferred, assigned, pledged, encumbered or otherwise disposed of (each, a "Transfer") except upon the conditions specified in this Section 4, which conditions are intended to assure compliance with the provisions of the Securities Act.

          (b) Each certificate for the Shares held by Associated and each certificate for any such securities issued to subsequent transferees of any such certificate shall (unless otherwise permitted by the provisions of Sections 4(c) and 4(d) below) be stamped or otherwise imprinted with a legend in substantially the following form:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM. ADDITIONALLY, THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE STOCK PURCHASE AGREEMENT DATED AS OF DECEMBER 22, 1995, BETWEEN NTN COMMUNICATIONS, INC. AND ASSOCIATED VENTURES MANAGEMENT, INC. AND NO TRANSFER OF THESE SECURITIES SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED.

          (c) Associated agrees, prior to any Transfer of any Shares, to give written notice to NTN of Associated's intention to effect such Transfer and to comply in all other respects with the provisions of this Section 4.

          (d) Notwithstanding the foregoing provisions of this Section 4, the restrictions imposed by this Section 4 upon the transferability of any Shares held by Associated shall cease and terminate when (i) any such Shares are sold or otherwise disposed of pursuant to an effective registration statement under the Securities Act or as otherwise contemplated by Section 4(c) and, pursuant to
Section 4(c), the Shares so transferred are not required to bear the legend

                                      7.

set forth in Section 4(b) or (ii) the holder of such Shares has met the requirements for Transfer of such shares pursuant to subparagraph (k) of Rule
144. Whenever the restrictions imposed by this Section 4 shall terminate, as herein provided, Associated shall be entitled to receive from LearnStar, without expense, a new certificate not bearing the restrictive legend set forth in
Section 4(b) and not containing any other reference to the restrictions imposed by this Section 4.

SECTION 5.   Remedies.  In case any one or more of the covenants and agreements
             --------
set forth in this Agreement shall have been breached by any party, the non-breaching party may proceed to protect and enforce its rights either by suit in equity or by action at law, including, but not limited to, an action for damages as a result of any such breach, or an action for specific performance of any such covenant or agreement contained in this Agreement, or any combination of such remedies.

SECTION 6.   Successors and Assigns.  Subject to the restrictions on Transfer of
             ----------------------
the Shares set forth herein, this Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns.

SECTION 7.   Entire Agreement.  This Agreement and the other writings referred
             ----------------
to herein or delivered pursuant hereto which form a part hereof contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

SECTION 8.   Amendment.  The terms and provisions of this Agreement may not be
             ---------
modified or amended, nor may any of the provisions hereof be waived, temporarily or permanently, except pursuant to a written instrument executed by the parties.

SECTION 9.   Counterparts.  This Agreement may be executed by original or
             ------------
facsimile signatures, in any number of counterparts, each of which shall be deemed to be an original instrument, but all of which together shall constitute but one agreement.

SECTION 10.  Confidentiality.  Associated agrees to keep confidential all
             ---------------
information regarding LearnStar.

SECTION 11.  Headings.  The headings of the sections of this Agreement have been
             --------
inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

SECTION 12.  Nouns and Pronouns.  Whenever the context may require, any pronouns
             ------------------
used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa.

                                      8.

SECTION 13.  Governing Law.  This Agreement shall be governed by and construed
             -------------
in accordance with the laws of the State of California applicable to contracts made and to be performed wholly therein.

SECTION 14.  Jurisdiction and Forum.  The parties, on their own behalf and on
             ----------------------
behalf of their respective successors and permitted assigns, hereby consent to the exclusive jurisdiction of any court of the State of California or the United States District Court for the Central District of California over all actions or proceedings with respect to this Agreement, and agree that all such actions or proceedings may be instituted and maintained only in such forum. The parties further agree that service of process in the manner specified herein for providing notice for purposes of this Agreement shall constitute valid service of process for all purposes with respect to any such action or proceeding.

                                          Very truly yours,

                                          NTN COMMUNICATIONS, INC.


                                          By:     /s/ Patrick J. Downs
                                              -----------------------------
                                              Patrick J. Downs,
                                              President


ACCEPTED AND AGREED TO
AS OF December 12, 1995:

ASSOCIATED VENTURES
MANAGEMENT, INC.


By:      /s/ Selig Zises
    -------------------------
             Selig Zises
             President

                                      9.